RenaissanceRe Reports $1.6 Billion of Quarterly Net Income Available to Common Shareholders and $623.1 Million of Quarterly Operating Income Available to Common Shareholders in Q4 2023.
RenaissanceRe Reports $2.5 Billion of Annual Net Income Available to Common Shareholders and $1.8 Billion of Annual Operating Income Available to Common Shareholders in 2023.
Fourth Quarter 2023 Highlights
•Annualized return on average common equity of 83.5% and annualized operating return on average common equity of 33.0%.
•Combined ratio of 76.0% and adjusted combined ratio of 73.6%.
•Fee income of $70.8 million; up 133.2% from Q4 2022.
•Net investment income of $377.0 million; up 78.5% from Q4 2022.
•Mark-to-market gains of $585.9 million included in net income available to common shareholders.
•Income tax benefit of $554.2 million primarily related to the enactment of the Bermuda corporate income tax.
Full Year 2023 Highlights
•Return on average common equity of 40.5% and operating return on average common equity of 29.3%.
•57.9% growth in book value per share and 47.6% growth in tangible book value per share plus change in accumulated dividends.
•Strong performance across Three Drivers of Profit; underwriting income of $1.6 billion, net investment income of $1.2 billion, and fee income of $236.8 million.
•Combined ratio of 77.9% and adjusted combined ratio of 77.1%.
•Raised $1.2 billion of third-party capital in the Capital Partners unit, with a further $494.8 million raised from third-party investors effective January 1, 2024.

Pembroke, Bermuda, January 30, 2024 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the fourth quarter and full year 2023.
Fourth Quarter 2023

Net Income Available to Common Shareholders per Diluted Common Share: $30.43 Operating Income Available to Common Shareholders per Diluted Common Share*: $11.77
Underwriting Income $541.0M	Fee Income $70.8M	Net Investment Income $377.0M
Change in Book Value per Common Share: 23.6% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: 11.6%
*Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share, Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends and Adjusted Combined Ratio are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We finished a strong year with an exceptional quarter, reporting an annualized operating return on average common equity of 33%. We begin 2024 stronger than ever. The Validus acquisition and integration has exceeded our expectations and positions us to continue delivering exceptional shareholder value. At the January 1 renewal we were successful in retaining our combined portfolio at favorable terms. Our underwriting portfolio is now larger, more diverse, and more efficient with great rate adequacy, providing the platform for continuing strong performance across our Three Drivers of Profit.”

Consolidated Financial Results - Fourth Quarter

Consolidated Highlights
	Three months ended December 31,
(in thousands, except per share amounts and percentages)	2023	2022
Gross premiums written	$1,802,041	$1,585,276
Net premiums written	1,587,047	1,345,616
Underwriting income (loss)	540,970	316,302
Combined ratio	76.0%	80.5%
Adjusted combined ratio (1)	73.6%	80.6%

Net Income (Loss)
Available (attributable) to common shareholders	1,576,682	448,092
Available (attributable) to common shareholders per diluted common share	$30.43	$10.27
Operating Income (Loss) (1)
Available (attributable) to common shareholders	623,110	322,135
Available (attributable) to common shareholders per diluted common share	$11.77	$7.33
Book value per common share	$165.20	$104.65
Change in book value per share	23.6%	10.7%
Tangible book value per common share plus accumulated dividends (1)	$168.39	$122.15

Change in book value per common share plus change in accumulated dividends	23.9%	11.1%
Change in tangible book value per common share plus change in accumulated dividends (1)	11.6%	12.0%
Return on average common equity - annualized	83.5%	41.2%
Operating return on average common equity - annualized (1)	33.0%	29.6%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Acquisition of Validus
On November 1, 2023, the Company completed its acquisition (the “Validus Acquisition”) of Validus Holdings, Ltd. (“Validus Holdings”), Validus Specialty, LLC (“Validus Specialty”) and the renewal rights, records and customer relationships of the assumed treaty reinsurance business of Talbot Underwriting Limited from subsidiaries of American International Group, Inc., Validus Holdings, Validus Specialty, and their respective subsidiaries collectively are referred to herein as “Validus.”
The operating activities of Validus from the acquisition date, November 1, 2023, through December 31, 2023 are included in the Company's consolidated statements of operations for the three months and year ended December 31, 2023. As such, the results of operations for the three months and year ended December 31, 2023 compared to the three months and year ended December 31, 2022, should be viewed in that context. In addition, the results of operations for three months and year ended December 31, 2023 may not be reflective of the ongoing business of the combined entities. At December 31, 2023, the Company’s consolidated balance sheet reflects the combined entities.

Three Drivers of Profit: Underwriting, Fee and Investment Income - Fourth Quarter
Underwriting Results - Property Segment: Combined ratio of 43.1%; Underwriting income of $503.6 million

Property Segment
	Three months ended December 31,		Q/Q Change
(in thousands, except percentages)	2023	2022
Gross premiums written	$344,597	$372,082	(7.4)%
Net premiums written	357,953	372,998	(4.0)%
Underwriting income (loss)	503,606	257,225

Underwriting Ratios
Net claims and claim expense ratio - current accident year	31.2%	53.8%	(22.6)	pts
Net claims and claim expense ratio - prior accident years	(17.2)%	(18.9)%	1.7	pts
Net claims and claim expense ratio - calendar year	14.0%	34.9%	(20.9)	pts
Underwriting expense ratio	29.1%	27.7%	1.4	pts
Combined ratio	43.1%	62.6%	(19.5)	pts
Adjusted combined ratio (1)	41.7%	62.2%	(20.5)	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased by $27.5 million, or 7.4%, driven by:
–an $86.6 million decrease in other property. The decrease in other property was primarily due to the non-renewal of certain catastrophe exposed quota share programs that did not meet the Company’s return hurdles, partially offset by an increase related to Validus.
–a $59.1 million increase in catastrophe, driven by a $41.8 million increase in gross reinstatement premiums in the fourth quarter of 2023.
•Net premiums written decreased by $15.0 million, or 4.0%, driven by the reduction of gross premiums written discussed above, partially offset by an adjustment that reduced ceded premium written in the fourth quarter of 2023.
•Combined ratio improved by 19.5 percentage points, and adjusted combined ratio, which removes the impact of acquisition related purchase accounting adjustments, improved by 20.5 percentage points, each primarily due to a lower level of current accident year net losses.
•Net claims and claim expense ratio - current accident year improved by 22.6 percentage points due to a lower impact from the 2023 Large Loss Events in the fourth quarter of 2023 compared to the impact from the weather-related large losses in the fourth quarter of 2022.
•Net claims and claim expense ratio - prior accident years reflects net favorable development in the fourth quarter of 2023, primarily from weather-related large losses across the 2017 to 2022 accident years, driven by better than expected loss emergence.

•Underwriting expense ratio increased 1.4 percentage points, primarily due to:
–a 2.5 percentage point increase in the operating expense ratio, due in part to higher performance based compensation expense in the fourth quarter of 2023; partially offset by
–a 1.1 percentage point decrease in the acquisition expense ratio, driven by changes in the mix of business as a result of continued relative growth in catastrophe, which has a lower acquisition expense ratio than other property, partially offset by the increase in acquisition expenses from purchase accounting adjustments relating to the Validus acquisition.
Underwriting Results - Casualty and Specialty Segment: Combined ratio of 97.3% and Adjusted combined ratio of 94.3%; Underwriting income of $37.4 million

Casualty and Specialty Segment
	Three months ended December 31,		Q/Q Change
(in thousands, except percentages)	2023	2022
Gross premiums written	$1,457,444	$1,213,194	20.1%
Net premiums written	1,229,094	972,618	26.4%
Underwriting income (loss)	37,364	59,077

Underwriting Ratios
Net claims and claim expense ratio - current accident year	63.0%	64.9%	(1.9)	pts
Net claims and claim expense ratio - prior accident years	(0.3)%	(2.7)%	2.4	pts
Net claims and claim expense ratio - calendar year	62.7%	62.2%	0.5	pts
Underwriting expense ratio	34.6%	31.5%	3.1	pts
Combined ratio	97.3%	93.7%	3.6	pts
Adjusted combined ratio (1)	94.3%	94.0%	0.3	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written increased by $244.3 million, or 20.1%, driven by:
–premium growth in the other specialty line of business of $189.4 million and the general casualty line of business of $175.4 million, primarily from Validus; partially offset by
–a decrease of $109.3 million in the professional liability line of business, reflecting proactive cycle management.
•Net premiums written increased 26.4%, consistent with the drivers discussed in gross premiums written above, in addition to an overall reduction in our retrocessional purchases.
•Combined ratio increased by 3.6 percentage points, and adjusted combined ratio, which removes the impact of acquisition related purchase accounting adjustments, increased by 0.3 percentage points.
•Net claims and claim expense ratio - current accident year decreased by 1.9 percentage points. The current accident year net claims and claim expense ratio in the fourth quarter of 2022 was higher due to a large energy loss in the other specialty lines of business.

•Net claims and claim expense ratio - prior accident years reflects net favorable development driven by reported losses generally coming in lower than expected on attritional net claims and claim expenses from the other specialty and credit lines of business, partially offset by the impact of acquisition related purchase accounting adjustments.
•Underwriting expense ratio increased 3.1 percentage points, which consisted of:
–a 1.9 percentage point increase in the acquisition expense ratio primarily due to the impact of the purchase accounting adjustments relating to the Validus Acquisition; and
–a 1.2 percentage point increase in the operating expense ratio, mainly due to a higher performance-based compensation expense as compared to the fourth quarter of 2022.

Fee Income: $70.8 million of fee income, up 133.2% from Q4 2022; increase in both management and performance fees

Fee Income
	Three months ended December 31,		Q/Q Change
(in thousands)	2023	2022
Total management fee income	$47,769	$25,984	$21,785
Total performance fee income (loss) (1)	23,014	4,363	18,651
Total fee income	$70,783	$30,347	$40,436
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income increased $21.8 million, reflecting:
–growth in the Company’s joint ventures and managed funds, specifically DaVinciRe Holdings Ltd. (“DaVinci”), Fontana Holdings L.P. (“Fontana”), Vermeer Reinsurance Ltd. (“Vermeer”) and RenaissanceRe Medici Fund Ltd. (“Medici”).
–the recording of management fees in DaVinci that were previously deferred as a result of the weather-related large losses experienced in prior years, as compared to the deferral of management fees in the fourth quarter of 2022 due to weather-related large losses.
•Performance fee income increased $18.7 million, driven by improved current year underwriting results, primarily in DaVinci.

Investment Results: Total investment result improved $583.5 million; net investment income growth of 78.5%

Investment Results
	Three months ended December 31,		Q/Q Change
(in thousands, except percentages)	2023	2022
Net investment income	$376,962	$211,237	$165,725
Net realized and unrealized gains (losses) on investments	585,939	168,139	417,800
Total investment result	$962,901	$379,376	$583,525
Net investment income return - annualized	5.7%	4.1%	1.6	pts
Total investment return - annualized	15.2%	7.4%	7.8	pts

•Net investment income increased $165.7 million, primarily driven by a combination of higher yielding assets in the fixed maturity and short term portfolios, and higher average invested assets partially resulting from the Validus Acquisition.
•Net realized and unrealized gains on investments increased $417.8 million, principally driven by:
–Net realized and unrealized gains on fixed maturity investments trading of $578.1 million, primarily driven by decreases in interest rates, compared to net realized and unrealized gains of $77.1 million in the fourth quarter of 2022 due to modest reductions in interest rates during the period;
–Net realized and unrealized gains on equity investments of $11.2 million, compared to net realized and unrealized gains of $59.6 million in the fourth quarter of 2022, following a reduction in the size of the equity investments portfolio during 2023; and
–Net realized and unrealized losses on investment-related derivatives of $46.0 million, compared to net realized and unrealized losses of $3.3 million in the fourth quarter of 2022. The current quarter losses were primarily driven by the negative impact of tightening credit spreads on credit default swaps that the Company uses to hedge credit risk.
•Total investments grew to $29.2 billion at December 31, 2023, from $22.2 billion at December 31, 2022, primarily driven by the integration of $4.9 billion of investments as part of the Validus Acquisition. Weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 5.8% and 2.6 years (2022 - 5.7% and 2.5 years, respectively).

Other Items of Note - Fourth Quarter
•Net income attributable to redeemable noncontrolling interests of $403.0 million was primarily driven by:
–strong underwriting results in DaVinci and Vermeer;
–strong net investment income driven by higher interest rates and higher yielding assets within the investment portfolios of the Company’s joint ventures and managed funds; and
–net realized and unrealized gains on the investment portfolios of the Company’s joint ventures and managed funds, driven by decreases in interest rates, as described above.

•Raised third-party capital of $193.9 million in the fourth quarter of 2023, primarily in Medici, Fontana and Upsilon RFO Re Ltd. (“Upsilon RFO”).
•Returned third-party capital of $364.5 million during the fourth quarter of 2023, including the return of $300.3 million from RenaissanceRe Upsilon Diversified Fund, a segregated account of Upsilon Fund (“Upsilon Diversified Fund”), as a result of the release of collateral associated with prior underwriting years contracts.
•Corporate expenses increased by $62.7 million, primarily driven by expenses incurred in support of integration planning activities associated with the Validus Acquisition.
•On December 27, 2023, the Government of Bermuda enacted the Corporate Income Tax Act 2023, which will apply a 15% corporate income tax to certain Bermuda businesses in fiscal years beginning on or after January 1, 2025. The act includes a provision referred to as the economic transition adjustment, which is intended to provide a fair and equitable transition into the tax regime, and results in a deferred tax benefit for the Company. The act will also require the Company to reverse certain transaction related purchase accounting adjustments in determining its taxable income, which results in a deferred tax expense. Pursuant to this legislation, the Company recorded a $593.8 million net deferred tax asset in the fourth quarter of 2023, expected to be utilized predominantly over a 10-year period. The Company expects to incur and pay increased taxes in Bermuda beginning in 2025.
•    Income tax benefit of $554.2 million compared to an expense of $5.4 million in the fourth quarter of 2022. The increase in income tax benefit was primarily driven by the net deferred tax benefit discussed above, partially offset by increased income tax expense in the Company’s other operating jurisdictions as a result of higher operating income and investment gains.

Consolidated Financial Results - Full Year

Consolidated Highlights
	Year ended December 31,
(in thousands, except per share amounts and percentages)	2023	2022
Gross premiums written	$8,862,366	$9,213,540
Net premiums written	7,467,813	7,196,160
Underwriting income (loss)	1,647,408	149,852
Combined ratio	77.9%	97.7%
Adjusted combined ratio (1)	77.1%	97.5%

Net Income (Loss)
Available (attributable) to common shareholders	$2,525,757	$(1,096,578)
Available (attributable) to common shareholders per diluted common share	$52.27	$(25.50)
Operating Income (Loss) (1)
Available (attributable) to common shareholders	$1,824,910	$322,791
Available (attributable) to common shareholders per diluted common share	$37.54	$7.47
Book value per common share	$165.20	$104.65
Change in book value per share	57.9%	(20.8)%
Tangible book value per common share plus accumulated dividends (1)	$168.39	$122.15

Change in book value per common share plus change in accumulated dividends	57.9%	(20.8)%
Change in tangible book value per common share plus change in accumulated dividends (1)	47.6%	(20.8)%
Return on average common equity	40.5%	(22.0)%
Operating return on average common equity (1)	29.3%	6.4%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Net negative impact of the 2023 Large Loss Events
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest, both before consideration of any related income tax benefit (expense).
The Company’s estimates of net negative impact are based on a review of the Company’s potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from these catastrophe events, driven by the magnitude and recent nature of each event, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Net negative impact on the consolidated financial statements

Year ended December 31, 2023	2023 Large Loss Events (1)
(in thousands)
Net claims and claims expenses incurred	$(354,228)
Assumed reinstatement premiums earned	46,534
Ceded reinstatement premiums earned	(62)
Earned (lost) profit commissions	9,130
Net negative impact on underwriting result	(298,626)
Redeemable noncontrolling interest	85,276
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(213,350)

Net negative impact on the segment underwriting results and consolidated combined ratio

Year ended December 31, 2023	2023 Large Loss Events (1)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(298,119)
Net negative impact on Casualty and Specialty segment underwriting result	(507)
Net negative impact on underwriting result	$(298,626)
Percentage point impact on consolidated combined ratio	4.1

(1)“2023 Large Loss Events” includes:(1) Hurricane Otis and Storm Ciaran in October and November 2023 (“Q4 2023 Large Loss Events); (2) the wildfires in Hawaii in August 2023 and Hurricane Idalia (“Q3 2023 Large Loss Events”); (3) a series of large, severe weather events in Texas and other southern and central U.S. states in June 2023 (“Q2 2023 Large Loss Events”); (4) the earthquakes in southern and central Turkey in February 2023, Cyclone Gabrielle, the flooding in northern New Zealand in January and February 2023, and various wind and thunderstorm events in both the Southern and Midwest U.S. during March 2023 (“Q1 2023 Large Loss Events”); and (5) certain aggregate loss contracts triggered during 2023.

Three Drivers of Profit: Underwriting, Fee, and Investment Income - Full Year
Underwriting Results - Property Segment: Combined ratio of 53.4%; 10.5 percentage points from the 2023 Large Loss Events.

Property Segment
	Year ended December 31,		Y/Y Change
(in thousands, except percentages)	2023	2022
Gross premiums written	$3,562,414	$3,734,241	(4.6)%
Net premiums written	2,967,309	2,847,659	4.2%
Underwriting income (loss)	1,439,327	(16,109)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	39.1%	81.2%	(42.1)	pts
Net claims and claim expense ratio - prior accident years	(13.2)%	(7.4)%	(5.8)	pts
Net claims and claim expense ratio - calendar year	25.9%	73.8%	(47.9)	pts
Underwriting expense ratio	27.5%	26.8%	0.7	pts
Combined ratio	53.4%	100.6%	(47.2)	pts
Adjusted combined ratio (1)	52.9%	100.4%	(47.5)	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased $171.8 million, or 4.6%, driven by:
–a decrease in other property of $241.4 million, or 14.6%, principally due to the non-renewal of certain catastrophe exposed quota share programs that did not meet the Company’s return hurdles; partially offset by
–an increase in catastrophe gross premiums written of $69.6 million, or 3.3%, driven by an increase of $552.8 million in gross premiums written as a result of rate improvements during the year, largely offset by a decrease of $268.4 million in gross premiums written due to the non-renewal of deals written in Upsilon RFO, and a decrease of $214.8 million in gross reinstatement premiums.
•Ceded premiums written were $595.1 million, a decrease of $291.5 million, or 32.9%. This decrease was primarily driven by:
–a reduction in ceded reinstatement premiums of $75.5 million, as well as a reduction of $237.4 million in premiums ceded to Upsilon RFO following a reduction in the size of Upsilon Diversified; partially offset by
–an increase in overall ceded premiums written due to higher levels of retrocessional purchases by the Company.
•Net premiums written increased $119.7 million, or 4.2%, driven by rate improvements on deals written in catastrophe as noted above, partially offset by a decrease in net reinstatement premiums of $160.2 million as well as a reduction in other property principally due to the non-renewal of certain catastrophe exposed quota share programs that did not meet the Company’s return hurdles.

•Combined Ratio improved by 47.2 percentage points, and adjusted combined ratio, which removes the impact of acquisition related purchase accounting adjustments, improved by 47.5 percentage points, each driven by higher net earned premium, lower current accident year losses, and higher prior year favorable development.
•Net claims and claim expense ratio - current accident year improved by 42.1 percentage points, primarily as a result of a lower impact from the 2023 Large Loss Events in 2023 compared to the impact from the weather-related large losses in 2022.
–2023 Large Loss Events contributed 11.0 percentage points to the current accident year net claims and claim expense ratio, while weather-related large losses contributed 48.0 percentage points in 2022.
•Net claims and claim expense ratio - prior accident years reflected net favorable development in 2023 of 13.2%, primarily from weather-related large losses across the 2017 to 2022 accident years, driven by better than expected loss emergence, as well as favorable development on net attritional losses within other property.
•Underwriting expense ratio increased 0.7 percentage points, driven by a reduced benefit from net reinstatement premiums in 2023 as compared to 2022 due to the lower level of catastrophe losses and correspondingly lower reinstatement premiums.

Casualty and Specialty Segment: Net premiums written increased by 3.5%; Combined ratio of 95.2% and Adjusted combined ratio of 94.2%

Casualty and Specialty Segment
	Year ended December 31,		Y/Y Change
(in thousands, except percentages)	2023	2022
Gross premiums written	$5,299,952	$5,479,299	(3.3)%
Net premiums written	4,500,504	4,348,501	3.5%
Underwriting income (loss)	208,081	165,961

Underwriting Ratios
Net claims and claim expense ratio - current accident year	64.3%	65.5%	(1.2)	pts
Net claims and claim expense ratio - prior accident years	(1.0)%	(1.1)%	0.1	pts
Net claims and claim expense ratio - calendar year	63.3%	64.4%	(1.1)	pts
Underwriting expense ratio	31.9%	30.9%	1.0	pts
Combined ratio	95.2%	95.3%	(0.1)	pts
Adjusted combined ratio (1)	94.2%	95.3%	(1.1)	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased $179.3 million, or 3.3%, driven by:
–a $292.9 million decrease in the credit class of business, principally due to significant premium growth in 2022 associated with opportunistic deals written in the mortgage book of business, which do not renew annually and earn over several years; and
–a $516.2 million decrease in the professional liability line of business, reflecting proactive cycle management, partially offset by
–a $460.2 million increase in the other specialty class of business, and a $169.5 million increase in the general casualty class of business, which together were significantly impacted by Validus.
–Gross premiums written in 2022 was also impacted by significant positive adjustments to premium estimates for business underwritten in prior years.
•Net premiums written increased 3.5%, primarily driven by an overall reduction in our retrocessional purchases.
•Combined ratio decreased by 0.1 percentage point, and adjusted combined ratio, which removes the impact of acquisition related purchase accounting adjustments, decreased by 1.1 percentage points.
•Net claims and claim expense ratio - current accident year improved by 1.2 percentage points, primarily driven by a change in mix of business towards other specialty lines of business, which carry lower expected attritional loss ratios.
•Underwriting expense ratio increased 1.0 percentage point due to the impact of purchase accounting adjustments related to the Validus Acquisition.

Fee Income: $236.8 million of fee income; up 99.5% from 2022; increase in both management and performance fees

Fee Income
	Year ended December 31,		Y/Y Change
(in thousands, except percentages)	2023	2022
Total management fee income	$176,599	$108,902	$67,697
Total performance fee income (loss) (1)	60,195	9,777	50,418
Total fee income	$236,794	$118,679	$118,115
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income increased by $67.7 million, reflecting growth in the Company’s joint ventures and managed funds, specifically DaVinci, Fontana, Vermeer and Medici, as well as the recording of management fees in DaVinci in 2023 that were deferred in 2022 and 2021 as a result of the weather-related large losses experienced in prior years. The increase was partially offset by a decrease in fees associated with the decrease in capital managed at Upsilon.
•Performance fee income increased $50.4 million, driven by improved current year underwriting results, primarily in DaVinci.
Investment Results: Total investment result improved $2.9 billion; net investment income growth of 123.8%

Investment Results
	Year ended December 31,		Y/Y Change
(in thousands, except percentages)	2023	2022
Net investment income	$1,253,110	$559,932	$693,178
Net realized and unrealized gains (losses) on investments	414,522	(1,800,485)	2,215,007
Total investment result	$1,667,632	$(1,240,553)	$2,908,185
Net investment income return	5.3%	2.7%	2.6	pts
Total investment return	6.9%	(5.7)%	12.6	pts
•Net investment income increased $693.2 million, primarily driven by:
–a combination of higher yielding assets in the fixed maturity and short term portfolios; and
–higher average invested assets resulting from the equity and debt offerings in the second quarter of 2023, as well the Validus Acquisition in the fourth quarter of 2023.
•Net realized and unrealized gains on investments increased $2.2 billion, principally driven by:
–Net realized and unrealized gains on fixed maturity investments trading of $292.1 million in 2023 primarily due to modest interest rate movements through the year, compared to net realized and unrealized losses of $1.4 billion in 2022, primarily due to increasing yields on U.S. treasuries;
–Net realized and unrealized gains on equity investments of $45.8 million in 2023, which was primarily due to a combination of a reduced allocation to equity investments, and a higher equity market price environment, compared to net realized and unrealized losses of

$123.8 million in 2022, which was the result of a generally lower equity market price environment; and
–Net realized and unrealized gains on catastrophe bonds of $101.9 million in 2023, compared to net realized and unrealized losses of $130.3 million in 2022. These catastrophe bonds are primarily held in Medici, the majority of which is owned by third party investors. Both years’ performance also reflected changes in risk spreads in the wider catastrophe bond market.

Other Items of Note - Full Year and Subsequent Events
•Net loss attributable to redeemable noncontrolling interests of $1.1 billion was primarily driven by:
–strong underwriting results for DaVinci and Vermeer;
–strong net investment income driven by higher interest rates and higher yielding assets within the investment portfolios of the Company’s joint ventures and managed funds; and
–net realized and unrealized gains on the investment portfolios of the Company’s joint ventures and managed funds, driven by decreases in interest rates, as described above.
–net realized and unrealized gains on catastrophe bonds recorded during the year in Medici, as discussed above.
•Income tax benefit of $510.1 million, compared to $59.0 million in 2022. The increase in income tax benefit was primarily driven by the net deferred tax benefit resulting from the recognition of deferred tax assets, net of deferred tax liabilities, in connection with the enactment of the 15% Bermuda corporate income tax on December 27, 2023. This was partially offset by increased income tax expense in the Company’s other operating jurisdictions resulting from higher operating income and investment gains.
•Net foreign exchange losses of $41.5 million in 2023 compared to a loss of $56.9 million in 2022. The net foreign exchange losses for 2023 and 2022 were driven by losses attributable to third-party investors in Medici which are allocated through net income (loss) attributable to redeemable noncontrolling interest, and the impact of certain foreign exchange exposures related to our underwriting activities.
•Raised third party capital in 2023 of $1.2 billion through DaVinci ($377.2 million), Medici ($482.1 million), Fontana ($51.3 million), Upsilon ($111.4 million), and NOC1, a separately managed account ($159.9 million).
•Redemptions of third-party capital in 2023 of $1.3 billion, of which $842.8 million was from Upsilon as a result of the release of collateral associated with prior years’ contracts, and the remainder from DaVinci, Vermeer and Medici.
•Raised third party capital of $494.8 million, effective January 1, 2024, including $300.0 million in DaVinci and the remaining in Medici, Fontana and NOC1. Following these transactions, the Company’s ownership in DaVinci, Medici and Fontana was 24.2%, 11.3% and 26.5%, respectively.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share,” “tangible book value per common share plus accumulated dividends” and “adjusted combined ratio.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Wednesday, January 31, 2024 at 11:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, and the Validus Acquisition and its impact on the Company’s business, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; difficulties in integrating Validus; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors in joint ventures or other entities it manages;

changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws and regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts between Russia and Ukraine, and Israel and Hamas; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in prevailing interest rates; the impact of cybersecurity risks, including technology breaches or failure; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of new or possible future tax reform legislation and regulations in the jurisdictions in which the Company operates, including recent changes in Bermuda tax law; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in the Company’s joint ventures and managed fund partners; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Year ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues
Gross premiums written	$1,802,041	$1,585,276	$8,862,366	$9,213,540
Net premiums written	$1,587,047	$1,345,616	$7,467,813	$7,196,160
Decrease (increase) in unearned premiums	662,398	278,544	3,320	(862,171)
Net premiums earned	2,249,445	1,624,160	7,471,133	6,333,989
Net investment income	376,962	211,237	1,253,110	559,932
Net foreign exchange gains (losses)	12,398	10,781	(41,479)	(56,909)
Equity in earnings (losses) of other ventures	15,402	8,517	43,474	11,249
Other income (loss)	144	7,686	(6,152)	12,636
Net realized and unrealized gains (losses) on investments	585,939	168,139	414,522	(1,800,485)
Total revenues	3,240,290	2,030,520	9,134,608	5,060,412
Expenses
Net claims and claim expenses incurred	979,522	822,937	3,573,509	4,338,840
Acquisition expenses	594,487	413,217	1,875,034	1,568,606
Operational expenses	134,466	71,704	375,182	276,691
Corporate expenses	74,285	11,537	127,642	46,775
Interest expense	23,201	12,384	73,181	48,335
Total expenses	1,805,961	1,331,779	6,024,548	6,279,247
Income (loss) before taxes	1,434,329	698,741	3,110,060	(1,218,835)
Income tax benefit (expense)	554,206	(5,408)	510,067	59,019
Net income (loss)	1,988,535	693,333	3,620,127	(1,159,816)
Net (income) loss attributable to redeemable noncontrolling interests	(403,009)	(236,397)	(1,058,995)	98,613
Net income (loss) attributable to RenaissanceRe	1,585,526	456,936	2,561,132	(1,061,203)
Dividends on preference shares	(8,844)	(8,844)	(35,375)	(35,375)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$1,576,682	$448,092	$2,525,757	$(1,096,578)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$30.51	$10.30	$52.40	$(25.50)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$30.43	$10.27	$52.27	$(25.50)
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$11.77	$7.33	$37.54	$7.47

Average shares outstanding - basic	50,937	42,795	47,493	43,040
Average shares outstanding - diluted	51,072	42,914	47,607	43,040

Net claims and claim expense ratio	43.5%	50.7%	47.8%	68.5%
Underwriting expense ratio	32.5%	29.8%	30.1%	29.2%
Combined ratio	76.0%	80.5%	77.9%	97.7%

Return on average common equity - annualized	83.5%	41.2%	40.5%	(22.0)%
Operating return on average common equity - annualized (1)	33.0%	29.6%	29.3%	6.4%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	December 31, 2023	December 31, 2022
Assets
Fixed maturity investments trading, at fair value	$20,877,108	$14,351,402
Short term investments, at fair value	4,604,079	4,669,272
Equity investments, at fair value	106,766	625,058
Other investments, at fair value	3,515,566	2,494,954
Investments in other ventures, under equity method	112,624	79,750
Total investments	29,216,143	22,220,436
Cash and cash equivalents	1,877,518	1,194,339
Premiums receivable	7,280,682	5,139,471
Prepaid reinsurance premiums	924,777	1,021,412
Reinsurance recoverable	5,344,286	4,710,925
Accrued investment income	205,713	121,501
Deferred acquisition costs and value of business acquired	1,751,437	1,171,738
Deferred tax asset	685,040	123,153
Receivable for investments sold	622,197	350,526
Other assets	323,960	261,549
Goodwill and other intangible assets	775,352	237,828
Total assets	$49,007,105	$36,552,878
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$20,486,869	$15,892,573
Unearned premiums	6,136,135	4,559,107
Debt	1,958,655	1,170,442
Reinsurance balances payable	3,186,174	3,928,281
Payable for investments purchased	661,611	493,776
Other liabilities	1,021,872	648,036
Total liabilities	33,451,316	26,692,215
Redeemable noncontrolling interests	6,100,831	4,535,389
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	52,694	43,718
Additional paid-in capital	2,144,459	475,647
Accumulated other comprehensive income (loss)	(14,211)	(15,462)
Retained earnings	6,522,016	4,071,371
Total shareholders’ equity attributable to RenaissanceRe	9,454,958	5,325,274
Total liabilities, noncontrolling interests and shareholders’ equity	$49,007,105	$36,552,878

Book value per common share	$165.20	$104.65

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended December 31, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$344,597	$1,457,444	$—	$1,802,041
Net premiums written	$357,953	$1,229,094	$—	$1,587,047
Net premiums earned	$884,321	$1,365,124	$—	$2,249,445
Net claims and claim expenses incurred	123,942	855,580	—	979,522
Acquisition expenses	170,854	423,633	—	594,487
Operational expenses	85,919	48,547	—	134,466
Underwriting income (loss)	$503,606	$37,364	$—	540,970
Net investment income			376,962	376,962
Net foreign exchange gains (losses)			12,398	12,398
Equity in earnings of other ventures			15,402	15,402
Other income (loss)			144	144
Net realized and unrealized gains (losses) on investments			585,939	585,939
Corporate expenses			(74,285)	(74,285)
Interest expense			(23,201)	(23,201)
Income (loss) before taxes and redeemable noncontrolling interests				1,434,329
Income tax benefit (expense)			554,206	554,206
Net (income) loss attributable to redeemable noncontrolling interests			(403,009)	(403,009)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$1,576,682

Net claims and claim expenses incurred – current accident year	$275,638	$859,694	$—	$1,135,332
Net claims and claim expenses incurred – prior accident years	(151,696)	(4,114)	—	(155,810)
Net claims and claim expenses incurred – total	$123,942	$855,580	$—	$979,522

Net claims and claim expense ratio – current accident year	31.2%	63.0%		50.5%
Net claims and claim expense ratio – prior accident years	(17.2)%	(0.3)%		(7.0)%
Net claims and claim expense ratio – calendar year	14.0%	62.7%		43.5%
Underwriting expense ratio	29.1%	34.6%		32.5%
Combined ratio	43.1%	97.3%		76.0%

	Three months ended December 31, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$372,082	$1,213,194	$—	$1,585,276
Net premiums written	$372,998	$972,618	$—	$1,345,616
Net premiums earned	$688,238	$935,922	$—	$1,624,160
Net claims and claim expenses incurred	240,503	582,434	—	822,937
Acquisition expenses	140,872	272,345	—	413,217
Operational expenses	49,638	22,066	—	71,704
Underwriting income (loss)	$257,225	$59,077	$—	316,302
Net investment income			211,237	211,237
Net foreign exchange gains (losses)			10,781	10,781
Equity in earnings of other ventures			8,517	8,517
Other income (loss)			7,686	7,686
Net realized and unrealized gains (losses) on investments			168,139	168,139
Corporate expenses			(11,537)	(11,537)
Interest expense			(12,384)	(12,384)
Income (loss) before taxes and redeemable noncontrolling interests				698,741
Income tax benefit (expense)			(5,408)	(5,408)
Net (income) loss attributable to redeemable noncontrolling interests			(236,397)	(236,397)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$448,092

Net claims and claim expenses incurred – current accident year	$370,175	$607,648	$—	$977,823
Net claims and claim expenses incurred – prior accident years	(129,672)	(25,214)	—	(154,886)
Net claims and claim expenses incurred – total	$240,503	$582,434	$—	$822,937

Net claims and claim expense ratio – current accident year	53.8%	64.9%		60.2%
Net claims and claim expense ratio – prior accident years	(18.9)%	(2.7)%		(9.5)%
Net claims and claim expense ratio – calendar year	34.9%	62.2%		50.7%
Underwriting expense ratio	27.7%	31.5%		29.8%
Combined ratio	62.6%	93.7%		80.5%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Year ended December 31, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,562,414	$5,299,952	$—	$8,862,366
Net premiums written	$2,967,309	$4,500,504	$—	$7,467,813
Net premiums earned	$3,090,792	$4,380,341	$—	$7,471,133
Net claims and claim expenses incurred	799,905	2,773,604	—	3,573,509
Acquisition expenses	600,127	1,274,907	—	1,875,034
Operational expenses	251,433	123,749	—	375,182
Underwriting income (loss)	$1,439,327	$208,081	$—	1,647,408
Net investment income			1,253,110	1,253,110
Net foreign exchange gains (losses)			(41,479)	(41,479)
Equity in earnings of other ventures			43,474	43,474
Other income (loss)			(6,152)	(6,152)
Net realized and unrealized gains (losses) on investments			414,522	414,522
Corporate expenses			(127,642)	(127,642)
Interest expense			(73,181)	(73,181)
Income (loss) before taxes and redeemable noncontrolling interests				3,110,060
Income tax benefit (expense)			510,067	510,067
Net (income) loss attributable to redeemable noncontrolling interests			(1,058,995)	(1,058,995)
Dividends on preference shares			(35,375)	(35,375)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$2,525,757

Net claims and claim expenses incurred – current accident year	$1,208,810	$2,815,306	$—	$4,024,116
Net claims and claim expenses incurred – prior accident years	(408,905)	(41,702)	—	(450,607)
Net claims and claim expenses incurred – total	$799,905	$2,773,604	$—	$3,573,509

Net claims and claim expense ratio – current accident year	39.1%	64.3%		53.9%
Net claims and claim expense ratio – prior accident years	(13.2)%	(1.0)%		(6.1)%
Net claims and claim expense ratio – calendar year	25.9%	63.3%		47.8%
Underwriting expense ratio	27.5%	31.9%		30.1%
Combined ratio	53.4%	95.2%		77.9%

	Year ended December 31, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,734,241	$5,479,299	$—	$9,213,540
Net premiums written	$2,847,659	$4,348,501	$—	$7,196,160
Net premiums earned	$2,770,227	$3,563,762	$—	$6,333,989
Net claims and claim expenses incurred	2,044,771	2,294,069	—	4,338,840
Acquisition expenses	547,210	1,021,396	—	1,568,606
Operational expenses	194,355	82,336	—	276,691
Underwriting income (loss)	$(16,109)	$165,961	$—	149,852
Net investment income			559,932	559,932
Net foreign exchange gains (losses)			(56,909)	(56,909)
Equity in earnings of other ventures			11,249	11,249
Other income (loss)			12,636	12,636
Net realized and unrealized gains (losses) on investments			(1,800,485)	(1,800,485)
Corporate expenses			(46,775)	(46,775)
Interest expense			(48,335)	(48,335)
Income (loss) before taxes and redeemable noncontrolling interests				(1,218,835)
Income tax benefit (expense)			59,019	59,019
Net (income) loss attributable to redeemable noncontrolling interests			98,613	98,613
Dividends on preference shares			(35,375)	(35,375)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(1,096,578)

Net claims and claim expenses incurred – current accident year	$2,250,512	$2,335,910	$—	$4,586,422
Net claims and claim expenses incurred – prior accident years	(205,741)	(41,841)	—	(247,582)
Net claims and claim expenses incurred – total	$2,044,771	$2,294,069	$—	$4,338,840

Net claims and claim expense ratio – current accident year	81.2%	65.5%		72.4%
Net claims and claim expense ratio – prior accident years	(7.4)%	(1.1)%		(3.9)%
Net claims and claim expense ratio – calendar year	73.8%	64.4%		68.5%
Underwriting expense ratio	26.8%	30.9%		29.2%
Combined ratio	100.6%	95.3%		97.7%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Year ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Property Segment
Catastrophe	$55,068	$(4,019)	$2,146,323	$2,076,752
Other property	289,529	376,101	1,416,091	1,657,489
Property segment gross premiums written	$344,597	$372,082	$3,562,414	$3,734,241

Casualty and Specialty Segment
General casualty (1)	$535,311	$359,901	$1,730,102	$1,560,594
Professional liability (2)	240,597	349,925	1,212,393	1,728,570
Credit (3)	206,476	217,736	769,321	1,062,183
Other specialty (4)	475,060	285,632	1,588,136	1,127,952
Casualty and Specialty segment gross premiums written	$1,457,444	$1,213,194	$5,299,952	$5,479,299

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, professional indemnity and transactional liability.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Year ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Fixed maturity investments trading	$230,437	$136,019	$744,457	$382,165
Short term investments	63,400	23,908	213,303	41,042
Equity investments	586	7,474	7,261	20,864
Other investments
Catastrophe bonds	57,636	31,441	200,572	94,784
Other	21,874	13,793	87,296	37,497
Cash and cash equivalents	10,114	3,947	23,123	5,197
	384,047	216,582	1,276,012	581,549
Investment expenses	(7,085)	(5,345)	(22,902)	(21,617)
Net investment income	$376,962	$211,237	1,253,110	559,932

Net investment income return - annualized	5.7%	4.1%	5.3%	2.7%

Net realized gains (losses) on fixed maturity investments trading	$(92,952)	$(110,762)	$(393,041)	$(732,561)
Net unrealized gains (losses) on fixed maturity investments trading	671,088	187,900	685,095	(636,762)
Net realized and unrealized gains (losses) on fixed maturity investments trading	578,136	77,138	292,054	(1,369,323)
Net realized and unrealized gains (losses) on investment-related derivatives	(45,977)	(3,347)	(68,272)	(165,293)
Net realized gains (losses) on equity investments	11	4,397	(27,492)	43,035
Net unrealized gains (losses) on equity investments	11,204	55,251	73,243	(166,823)
Net realized and unrealized gains (losses) on equity investments	11,215	59,648	45,751	(123,788)
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	7,111	29,578	101,897	(130,335)
Net realized and unrealized gains (losses) on other investments - other	35,454	5,122	43,092	(11,746)
Net realized and unrealized gains (losses) on investments	585,939	168,139	414,522	(1,800,485)
Total investment result	$962,901	$379,376	$1,667,632	$(1,240,553)

Total investment return - annualized	15.2%	7.4%	6.9%	(5.7)%

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) corporate expenses associated with acquisitions and dispositions, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax asset, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company updated it’s calculation of “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to exclude “acquisition related purchase accounting adjustments” because it believes that excluding the impact of acquisition related accounting adjustments provides more comparability and a more accurate measure of the Company’s results of operations. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.”
The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to management and investors because they provide for better comparability and more accurately measures the Company’s results of operations and removes variability.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

	Three months ended		Year ended
(in thousands of United States Dollars, except per share amounts and percentages)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$1,576,682	$448,092	$2,525,757	$(1,096,578)
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(578,828)	(138,561)	(312,625)	1,670,150
Net foreign exchange losses (gains)	(12,398)	(10,781)	41,479	56,909
Corporate expenses associated with acquisitions and dispositions	61,666	—	76,380	—
Acquisition related purchase accounting adjustments (1)	52,812	(18)	64,866	7,235
Bermuda net deferred tax asset (2)	(593,765)	—	(593,765)	—
Income tax expense (benefit) (3)	12,250	(5,818)	3,289	(83,149)
Net income (loss) attributable to redeemable noncontrolling interests (4)	104,691	29,221	19,529	(231,776)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$623,110	$322,135	$1,824,910	$322,791

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$30.43	$10.27	$52.27	$(25.50)
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(11.33)	(3.23)	(6.57)	38.80
Net foreign exchange losses (gains)	(0.24)	(0.25)	0.87	1.32
Corporate expenses associated with acquisitions and dispositions	1.21	—	1.60	—
Acquisition related purchase accounting adjustments (1)	1.04	—	1.36	0.17
Bermuda net deferred tax asset (2)	(11.63)	—	(12.47)	—
Income tax expense (benefit) (3)	0.24	(0.14)	0.07	(1.93)
Net income (loss) attributable to redeemable noncontrolling interests (4)	2.05	0.68	0.41	(5.39)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$11.77	$7.33	$37.54	$7.47

Return on average common equity - annualized	83.5%	41.2%	40.5%	(22.0)%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(30.6)%	(12.8)%	(5.0)%	33.5%
Net foreign exchange losses (gains)	(0.7)%	(1.0)%	0.7%	1.1%
Corporate expenses associated with acquisitions and dispositions	3.3%	—%	1.2%	—%
Acquisition related purchase accounting adjustments (1)	2.8%	—%	1.0%	0.1%
Bermuda net deferred tax asset (2)	(31.4)%	—%	(9.5)%	—%
Income tax expense (benefit) (3)	0.6%	(0.5)%	0.1%	(1.7)%
Net income (loss) attributable to redeemable noncontrolling interests (4)	5.5%	2.7%	0.3%	(4.6)%
Operating return on average common equity - annualized	33.0%	29.6%	29.3%	6.4%
(1)Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the three months ended December 31, 2023 for the acquisitions of Validus $48.8 million (2022 - $Nil); and TMR and Platinum $4.0 million (2022 - $(18.0) thousand) and for the year ended December 31, 2023 for the acquisitions of Validus $48.8 million (2022 - $Nil); and TMR and Platinum $16.1 million (2022 - $7.2 million).
(2)Represents the net deferred tax benefit resulting from the recognition of deferred tax assets net of deferred tax liabilities in connection with a 15% Bermuda corporate income tax rate, pursuant to the Corporate Income Tax Act 2023, enacted on December 27, 2023.
(3)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(4)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets, plus accumulated dividends. The Company updated its calculation of “tangible book value per common share” to exclude “acquisition related purchase accounting adjustments” because it believes that excluding the impact of acquisition related purchase accounting adjustments provides more comparability and a more accurate measure of the Company’s realizable returns.
The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

	December 31, 2023	December 31, 2022
Book value per common share	$165.20	$104.65
Adjustment for:
Acquisition related goodwill and other intangible assets (1)	(14.71)	(5.44)
Other goodwill and intangible assets (2)	(0.35)	(0.40)
Acquisition related purchase accounting adjustments (3)	(8.27)	(1.66)
Tangible book value per common share	141.87	97.15
Adjustment for accumulated dividends	26.52	25.00
Tangible book value per common share plus accumulated dividends	$168.39	$122.15

Quarterly change in book value per common share	23.6%	10.7%
Quarterly change in book value per common share plus change in accumulated dividends	23.9%	11.1%
Quarterly change in tangible book value per common share plus change in accumulated dividends	11.6%	12.0%
Year to date change in book value per common share	57.9%	(20.8)%
Year to date change in book value per common share plus change in accumulated dividends	59.3%	(19.7)%
Year to date change in tangible book value per common share plus change in accumulated dividends	47.6%	(20.8)%
(1)Represents the acquired goodwill and other intangible assets at December 31, 2023 for the acquisitions of Validus $542.7 million (2022 - $Nil), TMR $27.2 million (2022 - $28.3 million) and Platinum $205.5 million (2022 - $209.6 million).
(2)At December 31, 2023, the adjustment for goodwill and other intangibles included $18.1 million (2022 - $17.8 million) of goodwill and other intangibles included in investments in other ventures, under equity method. Previously reported “adjustment for goodwill and other intangibles” has been bifurcated into “acquisition related goodwill and other intangible assets” and “other goodwill and intangible assets.”
(3)Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at December 31, 2023 for the acquisitions of Validus $374.4 million (2022 - $Nil), TMR $62.2 million (2022 - $73.4 million) and Platinum $(0.8) million (2022 - $(1.0) million).

Adjusted Combined Ratio
The Company has included in this Press Release “adjusted combined ratio. “Adjusted combined ratio” is defined as the combined ratio adjusted for the impact of acquisition related purchase accounting, which includes the amortization of acquisition related intangible assets, purchase accounting adjustments related to the amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum. The combined ratio is calculated as the sum of (1) net claims and claim expenses incurred, (2) acquisition expenses, and (3) operational expenses; divided by net premiums earned. The acquisition related purchase accounting adjustments impact net claims and claim expenses incurred and acquisition expenses. The Company’s management believes “adjusted combined ratio” is useful to management and investors because it provides for better comparability and more accurately measures the Company’s underlying underwriting performance. The following table is a reconciliation of combined ratio to “adjusted combined ratio.”

	Three months ended December 31, 2023
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	17.8%	79.9%	43.1%	97.3%	76.0%
Adjustment for acquisition related purchase accounting adjustments (1)	(2.0)%	(0.5)%	(1.4)%	(3.0)%	(2.4)%
Adjusted combined ratio	15.8%	79.4%	41.7%	94.3%	73.6%

	Three months ended December 31, 2022
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	25.2%	90.8%	62.6%	93.7%	80.5%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.0)%	—%	(0.4)%	0.3%	0.1%
Adjusted combined ratio	24.2%	90.8%	62.2%	94.0%	80.6%

	Year ended December 31, 2023
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	29.8%	82.6%	53.4%	95.2%	77.9%
Adjustment for acquisition related purchase accounting adjustments (1)	(0.7)%	(0.2)%	(0.5)%	(1.0)%	(0.8)%
Adjusted combined ratio	29.1%	82.4%	52.9%	94.2%	77.1%

	Year ended December 31, 2022
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	88.3%	112.4%	100.6%	95.3%	97.7%
Adjustment for acquisition related purchase accounting adjustments (1)	(0.4)%	—%	(0.2)%	—%	(0.2)%
Adjusted combined ratio	87.9%	112.4%	100.4%	95.3%	97.5%
(1)Adjustment for acquisition related purchase accounting includes the amortization of the acquisition related intangible assets and purchase accounting adjustments related to the net amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum.